                                                                     EXHIBIT 5.1

                                 July 26, 1999

REMEC, Inc.
9404 Chesapeake Drive
San Diego, California 92123

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 contemplated to be filed with the Securities and Exchange Commission on July 26, 1999 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, the sale by Dr. Justin Miller and 1256393 Ontario Limited, a corporation incorporated under the laws of Ontario, Canada (each, a "Selling Shareholder" and together, the "Selling Shareholders"), of up to 137,183 shares of REMEC's Common Stock, $0.01 par value per share (the "Shares") issuable upon conversion of dividend access shares issued to the Selling Shareholders in a private transaction by REMEC's subsidiary, REMEC Canada Incorporated, a corporation incorporated under the laws of Nova Scotia ("REMEC Canada").

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

    (a) The Restated Articles of Incorporation of REMEC certified by the Secretary of State of the State of California as of July 23, 1999, and certified to us by an officer of REMEC as being complete and in full force and effect as of the date of this opinion;

    (b) The Bylaws of REMEC certified to us by an officer of REMEC as being complete and in full force and effect as of the date of this opinion;

    (c) The Memorandum of Association of REMEC Canada, certified to us by an officer of REMEC Canada as being complete and in full force and effect as of the date of this opinion;

    (d) The Articles of Association of REMEC Canada, certified to us by an officer of REMEC Canada as being complete and in full force and effect as of the date of this opinion;

    (e) A Certificate of the Secretary of REMEC: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of REMEC, including any committee thereof, relating to the issuance of the Shares pursuant to the Registration Statement have been provided to us; and (ii) certifying as to certain factual matters;

    (f) The Support Agreement dated October 29, 1997 (the "Support Agreement"), between REMEC and REMEC Canada; and

    (g) The Registration Statement.

    This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that Shares, when issued, will be fully paid and nonassessable is based on the certification obtained from REMEC identified in item (e) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares will be received when the Shares are issued.

    Our opinion expressed below also assumes that the Registration Statement becomes and remains effective during the period when the Shares are issued and sold by the Selling Shareholders.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares covered by the Registration Statement, when issued in accordance with the rights attaching to the dividend access shares and the terms of the Support Agreement, will be legally issued, fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                        Very truly yours,
                                        /s/ HELLER EHRMAN WHITE & McAULIFFE